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                                OBJECTSPACE, INC.

                             1998 STOCK OPTION PLAN



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                                OBJECTSPACE, INC.
                             1998 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
ARTICLE 1    PURPOSE.................................................  1

ARTICLE 2    DEFINITIONS.............................................  1
     2.1     Award...................................................  1
     2.2     Award Agreement.........................................  1
     2.3     Award Period............................................  1
     2.4     Board...................................................  1
     2.5     Change of Control.......................................  2
     2.6     Code....................................................  2
     2.7     Committee...............................................  2
     2.8     Common Stock............................................  3
     2.9     Company.................................................  3
     2.10    Date of Grant...........................................  3
     2.11    Disability..............................................  3
     2.12    Employee................................................  3
     2.13    Fair Market Value.......................................  3
     2.14    Incentive Stock Option..................................  3
     2.15    Non-qualified Stock Option..............................  3
     2.16    Option Price............................................  4
     2.17    Participant.............................................  4
     2.18    Plan....................................................  4
     2.19    Stock Option............................................  4
     2.20    Subsidiary..............................................  4
     2.21    Termination of Service..................................  4

ARTICLE 3    ADMINISTRATION..........................................  4

ARTICLE 4    ELIGIBILITY.............................................  5

ARTICLE 5    SHARES SUBJECT TO PLAN..................................  6

ARTICLE 6    GRANT OF AWARDS.........................................  6
     6.1     In General..............................................  6


                                                                  PAGE I
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     6.2     Maximum ISO Grants......................................  6

ARTICLE 7    OPTION PRICE............................................  7

ARTICLE 8    AWARD PERIOD; VESTING...................................  7
     8.1     Award Period............................................  7
     8.2     Vesting.................................................  7

ARTICLE 9    TERMINATION OF SERVICE..................................  8
     9.1     Death...................................................  8
     9.2     Disability..............................................  8
     9.3     Termination for Other Reasons...........................  8
     9.4     Leave of Absence........................................  8

ARTICLE 10   EXERCISE OF INCENTIVE...................................  8
    10.1     In General..............................................  8
    10.2     Disqualifying Disposition of ISO........................  9

ARTICLE 11   AMENDMENT OR DISCONTINUANCE............................. 10

ARTICLE 12   TERM.................................................... 10

ARTICLE 13   CAPITAL ADJUSTMENTS..................................... 10

ARTICLE 14   RECAPITALIZATION, MERGER AND
             CONSOLIDATION; CHANGE IN CONTROL........................ 11

ARTICLE 15   LIQUIDATION OR DISSOLUTION.............................. 12

ARTICLE 16   INCENTIVES IN SUBSTITUTION FOR
             INCENTIVES GRANTED BY OTHER CORPORATIONS................ 13

ARTICLE 17   MISCELLANEOUS PROVISIONS................................ 13
    17.1     Investment Intent....................................... 13
    17.2     No Right to Continued Employment........................ 13
    17.3     Indemnification of Board and Committee.................. 13
    17.4     Effect of the Plan...................................... 14
    17.5     Compliance With Other Laws and Regulations.............. 14
    17.6     Tax Requirements........................................ 14


                                                                 PAGE II
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                                OBJECTSPACE, INC.

                             1998 STOCK OPTION PLAN

         The name of the plan is the OBJECTSPACE, INC. 1998 STOCK OPTION PLAN (the "PLAN"). The Plan was adopted by the Board of Directors of OBJECTSPACE, INC., a Delaware corporation (hereinafter called the "COMPANY"), effective as of April 1, 1998.

                                    ARTICLE 1
                                     PURPOSE

         The purpose of the Plan is to attract and retain the services of key employees of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options and non-qualified stock options that will

         (a) increase the interest of such persons in the Company's welfare;

         (b) furnish an incentive to such persons to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons as employees.

                                    ARTICLE 2
                                   DEFINITIONS

         For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "AWARD" means the grant of any Incentive Stock Option or Nonqualified Stock Option, whether granted singly, in combination or in tandem (each individually referred to herein as an "INCENTIVE").

         2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company which sets out the terms of an Award.

         2.3 "AWARD PERIOD" means the period during which one or more Incentives granted under an Award may be exercised.

         2.4   "BOARD" means the board of directors of the Company.

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         2.5   "CHANGE OF CONTROL" means any of the following: (i) any
consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "CONTINUING DIRECTORS") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of twenty percent (20%) of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or
(vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         2.6   "CODE" means the Internal Revenue Code of 1986, as amended.

         2.7 "COMMITTEE" means the Compensation and Stock Option Committee or another committee appointed or designated by the Board to administer the Plan.

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         2.8   "COMMON STOCK" means the common stock, par value $.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

         2.9 "COMPANY" means OBJECTSPACE,INC., a Delaware corporation, and any successor entity.

         2.10 "DATE OF GRANT" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

         2.11 "DISABILITY" shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Company, either the Participant is unable to continue performing the duties he performed before such impairment or the Participant's condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant's employment; provided, however, with respect to any Incentive Stock Option, Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

         2.12 "EMPLOYEE" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

         2.13 "FAIR MARKET VALUE" of a share of Common Stock is the fair market value of the Common Stock determined in good faith by the Committee; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported.

         2.14 "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

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         2.15  "NON-QUALIFIED STOCK OPTION" or "NQSO" means a non-qualified stock option granted pursuant to this Plan.

         2.16 "OPTION PRICE" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

         2.17 "PARTICIPANT" shall mean an Employee of the Company or a Subsidiary to whom an Award is granted under this Plan.

         2.18 "PLAN" means this OBJECTSPACE, INC. 1998 Stock Option Plan, as amended from time to time.

         2.19 "STOCK OPTION" means a Non-qualified Stock Option or an Incentive Stock Option.

         2.20 "SUBSIDIARY" means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies beginning with the Company, if each of the corporations or limited liability companies other than the last corporation or limited liability company in the unbroken chain owns equity securities possessing a majority of the total combined voting power of all classes of equity securities in one of the other corporations or limited liability companies in the chain, and (ii) any limited partnership, if the Company or any corporation or limited liability company described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner. "SUBSIDIARIES" means more than one of any such corporations, limited partnerships or limited liability companies.

         2.21 "TERMINATION OF SERVICE" occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

                                    ARTICLE 3
                                 ADMINISTRATION

         The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         On and after the date the Company becomes subject to Section 162(m) of the Code, each member on the Committee shall be an "OUTSIDE DIRECTOR" within the meaning of

Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, or two or more Incentives granted in combination.

         The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

         With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "APPLICABLE LAW"), to the extent that any such restrictions are not applicable or are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

                                    ARTICLE 4
                                   ELIGIBILITY

         Any Employee (including an Employee who is also a director or an officer) whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the

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form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan.

                                    ARTICLE 5
                             SHARES SUBJECT TO PLAN

         Subject to adjustment as provided in ARTICLES 13 AND 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) six hundred fifty thousand (650,000) shares; plus
(b) shares of Common Stock previously subject to Awards which are forfeited, terminated, or expired unexercised; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Common Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Common Stock under the Plan; plus (d) any shares of Common Stock surrendered to the Company in payment of the exercise price of options issued under the Plan.

         Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                    ARTICLE 6
                                 GRANT OF AWARDS

         6.1 IN GENERAL. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

         6.2 MAXIMUM ISO GRANTS. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option.

                                    ARTICLE 7
                                  OPTION PRICE

         The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be at least one hundred percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

                                    ARTICLE 8
                              AWARD PERIOD; VESTING

         8.1 AWARD PERIOD. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this ARTICLE 8 AND ARTICLE 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

         8.2 VESTING. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. Subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of an Incentive may be exercised.

                                    ARTICLE 9
                             TERMINATION OF SERVICE

         9.1 DEATH. Upon the death of a Participant, then any and all Awards held by the Participant that are not yet exercisable as of the date of the Participant's death shall be fully vested as of the date of death, and shall be exercisable by that Participant's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) 180 days following the date of the Participant's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or
(b) shall be null and void.

         9.2 DISABILITY. If a Participant's employment relationship is terminated by reason of the Participant's Disability, then the portion, if any, of any and all Awards held by the Participant that are not yet exercisable as of the date of that termination for Disability shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Participant that are exercisable as of the date of that termination shall survive the termination for the lesser of (a) the original term of the Award and (b) 180 days following the date of termination, and the Award shall be exercisable by the Participant, his guardian, or his legal representative.

         9.3 TERMINATION FOR OTHER REASONS. If a Participant's employment terminates or if a Participant's service as a director terminates for reasons other than Death, Disability or Retirement, then the portion, if any, of any and all Awards held by the Participant that are not yet exercisable as of the date of that termination shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Participant that are exercisable as of the date of that termination shall be exercisable for the lesser of (a) the remainder of the term of the Award or (b) 90 days following the date of termination.

         9.4 LEAVE OF ABSENCE. With respect to an Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason will be considered to still be in the employ of the Company for vesting and other purposes.

                                   ARTICLE 10
                              EXERCISE OF INCENTIVE

         10.1 IN GENERAL. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in ARTICLE
9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

         In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

         STOCK OPTIONS. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "EXERCISE DATE"), which shall be at least three
(3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and/or (c) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price.

         Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death or Disability) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         10.2 DISQUALIFYING DISPOSITION OF ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

                                   ARTICLE 11
                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this ARTICLE 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part. However, if the Company becomes subject to the provisions of Section 162(m) of the Code, including any successors to such Section, no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 12
                                      TERM

         The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on March 30, 2008, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13
                               CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

                  (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

                  (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

                  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                  Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 14
                          RECAPITALIZATION, MERGER AND
                        CONSOLIDATION; CHANGE IN CONTROL

                  (a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

                  (c) In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

                  (d) In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

                                   ARTICLE 15
                           LIQUIDATION OR DISSOLUTION

                  In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                   ARTICLE 16
                         INCENTIVES IN SUBSTITUTION FOR
                    INCENTIVES GRANTED BY OTHER CORPORATIONS

                  Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

                                   ARTICLE 17

                            MISCELLANEOUS PROVISIONS

                  17.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

                  17.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

                  17.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

                  17.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

                  17.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

                  17.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option pursuant to Section 17.7, the Participant who assigns the Non-qualified Stock Option shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

                  17.7 ASSIGNABILITY. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with
         Section 422 of the Code. Unless the Committee provides otherwise, all or a portion of a Non-qualified Stock Option to be granted to a Participant may be transferred by such Participant to (i) the spouse, children or grandchildren of the Participant ("IMMEDIATE FAMILY MEMBERS"), (ii) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, or (iii) a partnership in which one or more Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, PROVIDED THAT (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of transferred Non-qualified Stock Options shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of ARTICLES 10, 11, 13, 15 AND 17 hereof the term "PARTICIPANT" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option that has been transferred by a Participant under this Section 17.7.

                  17.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

                  A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

                          * * * * * * * * * * * * * * *

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 1, 1998 by its duly authorized representative.

                                       OBJECTSPACE, INC.

                                       By: /s/ DAVID NORRIS
                                          ---------------------------------
                                           David Norris, President